Exhibit 4.2

KITE PHARMA, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of this 25th day of April, 2014, by and among KITE PHARMA, INC., a Delaware corporation (the “Company”), the KEY MANAGEMENT STOCKHOLDERS (as defined herein), the SERIES A INVESTORS (as defined herein) and the BRIDGE INVESTORS (as defined herein).

BACKGROUND

A. Concurrently with the execution of this Agreement, the Company has entered into a Convertible Promissory Note Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Company has agreed to issue and sell Convertible Promissory Notes (as defined herein) to the Bridge Investors, in the manner, to the extent and in the amounts set forth in the Purchase Agreement.

B. The Key Management Stockholders and the Series A Investors are parties to an Investors’ Rights Agreement dated May 10, 2013 (the “Prior Agreement”).

C. It is deemed to be in the best interest of the parties hereto that provision be made for the continuity and stability of the business and policies of the Company, as the same may exist from time to time, and, to that end, the parties desire to set forth their agreement with respect to the shares of capital stock of the Company owned by them.

D. The parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement.

E. In connection with the transactions contemplated by the Purchase Agreement, the parties hereto are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

The following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person, including any general partner or managing member of, or any venture capital fund controlled by one or more general partners or managing members of, or that shares the same management company with, such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Bridge Investors” means the purchasers of Convertible Promissory Notes listed on Schedule C attached hereto.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as in effect from time to time, including any certificate of designation.

“Closing Price” of any security, for each Trading Day, shall mean (i) if such security is listed on a national securities exchange, the price of such security at the close of the regular trading session of such exchange on such date, or, if no sale of such security shall have occurred on such date, on the next preceding date on which there was a sale of such security; (ii) if such security is not listed on a national securities exchange, but is quoted for trading on the OTC Bulletin Board, the price of such security at the close of the regular trading session of such market on such date, as reported by Bloomberg or a comparable reporting service, or if no sale of such security shall have occurred on such date, on the next preceding date on which there was a sale of stock; (iii) if such security is not listed on a national securities exchange and is not quoted on the OTC Bulletin Board, then the average of the closing “bid” and “asked” prices quoted by the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company Investors” means the Series A Investors and the Bridge Investors.

“Convertible Promissory Notes” means those certain Convertible Promissory Notes issued by the Company pursuant to the Purchase Agreement.

“Disclosure Schedule” has the meaning ascribed to such term in the Purchase Agreement.

“Equity Securities” means all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Future Stockholder” means any Person that, after the date hereof, acquires Equity Securities from the Company entitling them either directly or indirectly to hold more than one percent (1%) of the Common Stock (on a fully-diluted basis); provided, however, that Dr. Zelig Eshhar shall not be deemed a Future Stockholder as a result of his receipt or any subsequent exercise of the Eshhar Options (as defined in Section 3.02(a) of the Disclosure Schedule).

“Governmental Authority” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

“Group” means:

(a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse and lineal descendants of such Stockholder and (iii) all trusts, partnerships or similar entities principally owned by and/or for the benefit of any of the foregoing;

(b) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited and general partners, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets and (iv) all Affiliates of such Stockholder; and

(c) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members, (iii) any Person to which such Stockholder shall Transfer all or substantially all of its assets and (iv) all Affiliates of such Stockholder.

“Initial Offering” shall mean the initial public offering of the Company’s Common Stock, registered under the Securities Act (including, if applicable, a Qualified IPO).

“Key Management Stockholders” means the entities and individuals set forth on Schedule B attached hereto.

“Key Management Stockholders’ Shares” means all Equity Securities held at any time during the term of this Agreement by the Key Management Stockholders.

“Lead Investor” means Alta Partners VIII, L.P.

“Legal Requirement” means, as to any person or entity, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such person or entity or any of its properties or assets, and all judgments, injunctions, citations, orders and decrees of all courts and arbitrators in Proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

“Liquidation Event” shall have the meaning given to such term in the Series A Certificate.

“Major Investor” means (i) any Series A Investor holding at least 1,000,000 shares of Common Stock (including such Series A Investor’s Group for purposes of the calculation) as adjusted for any stock splits, stock dividends, recapitalizations or the like and assuming the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock at their then applicable conversion or exchange ratios and (ii) any Bridge Investor holding either (a) $3,000,000 in principal amount of Convertible Promissory Notes (including such Bridge Investor’s Group for purposes of the calculation) or (b) 1,000,000 shares of Common Stock (including such Bridge Investor’s Group for purposes of the calculation) as adjusted for any stock splits, stock dividends, recapitalizations or the like and assuming the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock at their then applicable conversion or exchange ratios. Each member of a Major Investor’s Group shall also be deemed to be a Major Investor for all purposes hereunder.

“New Securities” means all Equity Securities other than Convertible Promissory Notes issued pursuant to the Purchase Agreement and shares of capital stock of the Company: (i) issued as a dividend or distribution on Series A Preferred Stock; (ii) issued by reason of a stock dividend, split, combination, capital reorganization or other change in outstanding shares of Common Stock; (iii) issued to employees or directors of, or consultants, advisors or service providers to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (iv) issued upon conversion of the Convertible Promissory Notes or upon conversion of shares of Series A Preferred Stock; (v) issued upon exercise or conversion of options, warrants or convertible securities existing on the date hereof; (vi) issued in connection with a registered public offering of the Company’s shares of capital stock; (vii) issued pursuant to a bona fide acquisition of a corporation or other corporate entity or a joint venture agreement approved by the Board; (viii) issued to banks, equipment lessors or other similar financial institutions, or to real property lessors, pursuant to a credit facility, equipment leasing or real property leasing transaction approved by the Board; (ix) issued in connection with any settlement of claims approved by the Board; (x) issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships approved by the Board; (xi) issued to suppliers of goods or services in connection with the provision of goods or services to the Company pursuant to transactions approved by the Board; or (xii) which the holders of both (i) at least a majority of the then outstanding Series A Investor Shares, voting together as one class on an as-if-converted basis, and (ii) at least a majority of the then outstanding Note Shares, voting together as one class on an as-if-converted basis, shall agree in writing shall not constitute New Securities.

“Note Shares” means all Equity Securities issued upon conversion of the Convertible Promissory Notes.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and a governmental entity, regulatory authority or any department, agency or political subdivision thereof.

“Permitted Transferee” shall mean (i) in the case of a Stockholder who is an individual, such Stockholder’s ancestors, descendants or spouse, or any custodian or trustee for the account of such Stockholder (or for the account of such Stockholder’s ancestors, descendants or spouse), (ii) in the case of a Key Management Stockholder which is a partnership or a limited liability company, any constituent partner or member or former partner or member thereof or any Affiliates of such Stockholder and (iii) in the case of a Key Management Stockholder which is a corporation, any parent corporation or wholly-owned subsidiary corporation of such corporation or any Affiliates of such Stockholder, in each case (a) who or which is not a competitor of the Company as determined by the Board in good faith and (b) who or which agrees in writing to be bound by and comply with the terms of this Agreement as if such Transferee (as defined in Section 3.2 hereof) were originally a Stockholder hereunder (which agreement shall be in form and substance reasonably satisfactory to the Company). A Permitted Transferee shall also mean, in the case of Arie S. Belldegrun, M.D., as a Key Management Stockholder, each of Bellco Capital, LLC and Bioeast, LLC; provided that Dr. Belldegrun shall remain a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of any Shares transferred to Bellco Capital, LLC or Bioeast, LLC.

“Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company, including, without limitation, the Series A Preferred Stock and any other series of preferred stock as may be established and designated by the Board from time to time.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock.

“Prior Agreement” means that certain Investors’ Rights Agreement dated May 10, 2013, by and among the Company and the Key Management Stockholders and the Series A Investors.

“Proceedings” means any action, suit, claim, proceeding or investigation at law or in equity or by or before any Governmental Authority or other agency.

“Pro Rata Amount” means (A) with respect to any Series A Investor, the quotient obtained by dividing (i) the number of shares of Common Stock held by such Series A Investor (including such Series A Investor’s Group for purposes of the calculation) by (ii) the aggregate number of outstanding shares of Common Stock held by all stockholders of the Company, assuming, in each case, the conversion or exchange of all securities by their terms convertible into or exchangeable for Common Stock at their then applicable conversion or exchange ratios, and excluding shares underlying outstanding but unexercised options, warrants and other rights to purchase any capital stock of the Company, and (B) with respect to any Bridge Investor, the quotient obtained by dividing (i) the aggregate principal amount of outstanding Convertible Promissory Notes held by such Bridge Investor (including such Bridge Investor’s Group for purposes of the calculation) by (ii) the aggregate principal amount of outstanding Convertible Promissory Notes held by all Bridge Investors.

“Purchase Agreement” means the Convertible Promissory Note Purchase Agreement, dated as of the date hereof, by and among the Company and the Bridge Investors.

“Qualified IPO” has the meaning ascribed to such term in the Series A Certificate.

“Qualified Trading Event” means with respect to the Series A Preferred Stock, a transaction (or series of related transactions) that results in the Common Stock (or securities of another corporation received by all holders of Common Stock or Preferred Stock in exchange therefor) being listed for trading on a Stock Market and where following such transaction(s), the Closing Price of the Common Stock (or securities received by all holders of Common Stock or Preferred Stock in exchange therefor) is at least equal to 300% of the Stated Value (as defined in the Series A Certificate) for a period of twenty (20) consecutive Trading Days.

“Registrable Shares” means (a) the Series A Investor Shares, (b) the Note Shares and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Shares shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 3 of this Agreement are not assigned.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Series A Certificate” means the Company’s Certificate of Designations, Preferences and Rights relating to the Series A Preferred Stock, as filed with the Secretary of State of Delaware on or about May 10, 2013.

“Series A Investors” means all holders of Series A Investor Shares listed on Schedule A attached hereto.

“Series A Investor Shares” means all shares of Common Stock held at any time during the term of this Agreement by the Series A Investors including, but not limited to, shares of Common Stock issued or issuable upon the conversion of shares of Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.001 par value per share, of the Company.

“Shares” means all Key Management Stockholders’ Shares and Series A Investor Shares.

“Stockholders” means the Key Management Stockholders, the Series A Investors, the Bridge Investors and any Future Stockholders who hold or then hold one percent (1%) or more of the Equity Securities.

“Stock Market” shall mean, with respect to any security, the principal national securities exchange on which such security is listed or admitted to trading, including, without limitation, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market or, if such security is not listed or admitted to trading on any national securities exchange, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC

Bulletin Board, shall mean the over-the-counter market as furnished by any FINRA member firm selected from time to time by the Company for that purpose.

“Termination Date” means the date of consummation of the earliest to occur of (i) the Initial Offering or (ii) a Qualified Trading Event.

“Third Party” means, with respect to any Stockholder, any Person that is not a member of the Group of such Stockholder.

“Trading Day” means a day on which the relevant Stock Market is open for the transaction of business.

“Transfer” means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily and with or without consideration, including transfer by operation of law.

ARTICLE II

BOARD REPRESENTATION

2.1	Board Representation.

(a) The Company and the Stockholders shall take such corporate actions as may be reasonably required to ensure that, at all times, one (1) member of the Board shall be an individual selected by the Lead Investor, initially Farah Champsi.

(b) Each designation by Lead Investor or any proposal by Lead Investor to remove from the Board any director shall be made by delivering to the Company a notice signed by the Lead Investor. As promptly as practicable, but in any event within five (5) days, after delivery of such notice, the Secretary of the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of stockholders. If such meeting or written consent of the Board and/or stockholders, as applicable, shall not be called or obtained by the Secretary of the Company within five (5) days, then the holders of a majority of the class or series of the Company’s capital stock entitled to select such director may call such meeting or take steps to obtain such written consent at the expense of the Company.

2.2	Voting Agreement.

Each Stockholder shall vote all Shares and/or Note Shares held by such Stockholder for the election to the Board of all individuals designated in accordance with Section 2.1 and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1. Each Stockholder shall also vote all Shares and/or Note Shares held by such Stockholder for any and all actions necessary for the Company to comply with the terms of the Convertible Promissory Notes and/or the Purchase Agreement, including, without limitation, amendment of the Certificate of Incorporation of the Company to create and/or permit the issuance of any necessary Equity Securities. Each Stockholder shall use all reasonable efforts to cause each director originally nominated by such Stockholder to vote for the election to the Board of all individuals designated in accordance with Section 2.1.

2.3	Vacancy; Interim Director.

The Company shall notify each Stockholder of the occurrence of any vacancy in any seat of the Board. A vacancy in any directorship designated as provided in Section 2.1(a) above, shall be filled only by vote (or written consent in lieu thereof) of the group entitled to designate such directorship.

ARTICLE III

REGISTRATION RIGHTS

3.1	Required Registration.

(a) Beginning six (6) months after the Initial Offering, if Company Investors holding at least fifty percent (50%) of the Registrable Shares then outstanding shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Company to effect the registration under the Securities Act of such Registrable Shares (such registration having an aggregate offering price to the public of not less than $5,000,000), the Company shall promptly use its best efforts to effect the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register by such Company Investors.

(b) Notwithstanding anything contained in this Section 3.1 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Company shall not be obligated to file and cause to become effective more than two (2) registration statements initiated pursuant to Section 3.1(a) above.

(ii) The Company may delay the filing or effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to this Section 3.1 if at the time of such request (A) the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 3.2, and the Company has delivered notice to the holders of Registrable Shares thereof within thirty (30) days of the registration request made pursuant to Section 3.1(a) hereof, or (B) the Company reasonably determines that such registration and offering would be materially detrimental to the Company and its stockholders, as approved by the Board; provided, however, that the Company may only delay the filing or effectiveness of a registration statement pursuant to this Section 3.1(b) for a total of ninety (90) days after the date of a request for registration pursuant to Section 3.1(a); and provided further that the Company may not utilize this right more than once in any twelve (12) month period.

(iii) With respect to any registration pursuant to Section 3.1(a), the Company shall give notice of such requested registration to all Company Investors who do not request registration hereunder, and the Company shall include in such registration any Registrable Shares, if requested by a Company Investor to register such Registrable Shares, and may include any Primary Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares and/or Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares and/or Primary Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares requested to be included in such registration pursuant to Section 3.1(a) and 3.1(b) (or, if necessary, such Registrable Shares pro rata among the holders thereof based on the number of Registrable Shares requested to be registered by each such holder); and

(B) second, any Primary Shares.

(iv) If the Company Investors which are holders of the Registrable Shares requesting to be included in a registration pursuant to Section 3.1(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Company Investors holding at least a majority of the Registrable Shares requested to be included in such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(v) At any time before the registration statement covering Registrable Shares pursuant to Section 3.1(a) becomes effective, the holders of at least a majority of the Registrable Shares held by the Company Investors initiating such registration, may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by or made (A) as a result of a delay pursuant to Section 3.1(b)(ii) above, (B) in response to the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Company not actually known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, or (C) in response to material information with respect to the Company not actually known (without imputing the knowledge of any other person to such holders) by the holders initiating such request at the time their request was made, which material information would make it inadvisable or difficult to effect such registration, then the holders shall be deemed to have used one of their demand registration rights under Section 3.1(b)(i) and the Company shall no longer be obligated to register Registrable Shares pursuant to the exercise of such one registration right pursuant to Section 3.1(a) unless the holders of Registrable Shares shall pay to the Company the expenses incurred by the Company through the date of such request to withdraw or not file the registration statement.

(vi) Subject to subparagraph (v), a registration shall not be counted as “effected” for purposes of this Section 3.1 until such time as the applicable registration statement covering all Registrable Shares requested to be registered pursuant to Section 3.1(a) has been declared effective by the SEC.

3.2	Piggyback Registration.

(a) If the Company proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall give written notice to the Company Investors of its intention to so register such Primary Shares at least thirty (30) days before the initial filing of such registration statement and, upon the written request of the Company Investors to include in such registration Registrable Shares (which request shall be delivered to the Company within twenty (20) days after delivery of any such notice by the Company, and shall specify the number of Registrable Shares proposed to be included in such registration and shall state that such Company Investors desire to include such Registrable Shares in the registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would be materially detrimental to the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares and Registrable Shares proposed to be included in such registration shall be included in the following order:

(i) first, the Primary Shares; and

(ii) second, any Registrable Shares requested to be included in such registration pursuant to Section 3.2(a) pro rata among such Company Investors holding Registrable Shares based upon the number of Registrable Shares requested to be registered by each such Company Investor.

(b) For the purposes of cutbacks pursuant to this Section 3.2, in no event shall the aggregate amount of Registrable Shares held by the Company Investors included in the registration be reduced below 30% of the total amount of securities included in such registration, except with respect to registration of securities in connection with the Initial Offering wherein the aggregate amount of Registrable Shares held by the Company Investors included in the registration may be reduced to zero.

3.3	Registrations on Form S-3.

Anything contained in Section 3.1 to the contrary notwithstanding, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the holders of at least ten percent (10%) of the Registrable Shares then outstanding shall have the right to request in writing unlimited demand registrations on Form S-3, or such successor form, which request or requests shall (a) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (b) state the intended method of disposition of such Registrable Shares and (c) relate to Registrable Shares having an aggregate offering price of at least one million dollars ($1,000,000); provided, however, that the Company shall not be required to file more than two such registrations on Form S-3 in any twelve (12) month period. A requested registration on Form S-3 or any such successor form in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 3.1 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 3.3, be subject to Section 3.1, including, without limitation, Section 3.1(b)(iii).

3.4	Market Standoff Agreement.

(a) Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (excluding shares of Common Stock or other securities of the Company acquired in or following the Initial Offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise provided, that all officers and directors and holders of at least one percent (1%) of the Company’s securities are bound by and have entered into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 3.4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 3.4 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Stockholders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Shares and/or Note Shares of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if the Company is not an Emerging Growth Company as defined in the Securities Act and either (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 3.4 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Each Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Shares and/or Note Shares of such Stockholder (and the shares or securities of every other person subject to the restriction contained in this Section 3.4):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

3.5	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been disposed of;

(b) furnish, at least five (5) business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of Registrable Shares requesting such registration (the “Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five (5) business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) notify in writing the Investors’ Counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Company Investors reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Company Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Company Investors; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing;

(f) furnish to the Company Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Company Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Company Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Company Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Company Investors, prepare and furnish to such Company Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available upon reasonable notice and during normal business hours, for inspection by the Company Investors holding such Registrable Shares and any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Company Investors or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the

Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (a) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (b) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (c) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their affiliates; the Company Investors agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) use its best efforts to obtain from its independent certified public accountants “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m) issue to any underwriter to which the Company Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on FINRA’s automated quotation system, or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

(o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements in accordance with Rule 158 of the Securities Act covering a period of twelve (12) months beginning within three (3) months after the effective date of the registration statement; and

(p) subject to all the other provisions of this Agreement, use its commercially reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(q) Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 3.5(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5(h) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

3.6	Expenses.

All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 3.6) incurred by the Company in complying with Section 3.5, including, without limitation, all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one Investors’ Counsel in an amount not to exceed $5,000 per registration shall be paid by the Company. All underwriting discounts, selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder.

3.7	Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement and to the extent permitted by law, the Company shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares (including such holders’ directors, officers and agents) and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares made in reliance upon and in conformity with written information furnished to the Company by any such holder of Registrable Shares, such holders’ counsel, a controlling person of such holder (as defined in the Securities Act) or underwriter expressly for use with respect to such registration or qualification.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 3.7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, if such untrue statement, allegedly untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification (including any contribution under Section 3.7(d)) shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure materially prejudices the indemnifying party’s ability to defend such action) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 3.7. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d) If the indemnification provided for in this Section 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person. Notwithstanding the foregoing, in no event shall contribution under this Section 3.7(d), together with any indemnity under Section 3.7(b), exceed the net proceeds from the offering received by a holder of Registrable Shares.

3.8	Underwriting Agreement.

Notwithstanding the provisions of Sections 3.4, 3.5, 3.6 and 3.7, to the extent that the Company Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such agreement addressing such issue or issues shall control.

3.9	Information by Holder.

The Company Investors shall furnish to the Company such written information regarding the Company Investors and the distribution proposed by any Company Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article III.

3.10	Furnishing of Information.

As long as any Company Investor owns Registrable Shares, the Company covenants that, after such time as it becomes subject to the reporting requirements of the Exchange Act, it shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which a Company Investor may resell all of its Shares and/or Note Shares without volume restrictions pursuant to Rule 144 (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent for the benefit of and enforceable by the Company Investor) the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Company Investors and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as a Company Investor may reasonably request, all to the extent required from time to time to enable such person to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any such person, the Company shall deliver to such person a written certification of a duly authorized officer as to whether it has complied with such requirements. In connection with any future access or diligence of the Company by a Company Investor, the Company agrees that it will not furnish to the Company Investor any material non-public information unless it first discloses in writing that such information is of such character and the Company Investor thereafter agrees in writing to receive such information and to keep such information confidential.

3.11	Future Rights.

The Company shall not, after the date hereof, grant any registration rights to any Person without the consent of the holders of at least two-thirds of the Registrable Shares then outstanding, voting separately as a class, unless such registration rights are subordinate in all respects to the Company Investors’ registration rights.

3.12	Transfer of Registration Rights.

The rights to cause the Company to register Registrable Shares pursuant to this Article III may be assigned (but only with all related obligations) by a Company Investor to a transferee or assignee of Convertible Promissory Notes, Series A Investor Shares and/or Registrable Shares that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Company Investor, (b) is a Company Investor’s family member or trust for the benefit of an individual Company Investor, or (c) after such assignment or transfer, holds at least one hundred thousand (100,000) Registrable Shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;

(ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 3.4 above; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

3.13	Termination of Registration Rights.

No Company Investor shall be entitled to exercise any right provided for in this Article III upon the earliest to occur of the following: (a) after five (5) years following the Initial Offering, (b) as to any Company Investor, such earlier time after the Initial Offering at which such Company Investor (i) is not an “affiliate” under Rule 144 and (ii) can resell all of its Shares and/or Note Shares without volume restrictions pursuant to Rule 144 (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent for the benefit of and enforceable by the Stockholder), or (c) after the consummation of a Liquidation Event.

ARTICLE IV

CERTAIN RIGHTS AND RESTRICTIONS WITH

RESPECT TO THE SHARES AND NOTE SHARES

4.1	Required Stockholders.

Other than the Bridge Investors, who are already a party to this Agreement, the Company shall require each Future Stockholder to execute a counterpart to this Agreement, agreeing to be treated as a Key Management Stockholder, if such Person does not hold Series A Preferred Stock, or a Series A Investor, if such person holds Series A Preferred Stock, whereupon such Person shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to such Key Management Stockholder or Series A Investor, as the case may be.

4.2	Limitations on Transfers.

(a) Subject to the compliance with the other terms and conditions of this Article IV, no Transfer of any Shares or Note Shares by any Stockholder shall become effective unless and until the transferee, including any Permitted Transferee (the “Transferee”) (unless already subject to this Agreement), executes and delivers to the Company a counterpart signature page to this Agreement, agreeing to be treated in the same manner as the transferring stockholder (the “Transferring Stockholder”) (i.e., as either a Key Management Stockholder, a Series A Investor or Bridge Investor, as applicable). Upon such Transfer and such execution and delivery, the Transferee shall be bound by and entitled to the benefits of this Agreement with respect to the Transferred Shares or Transferred Notes Shares, as applicable, in the same manner as the Transferring Stockholder. No Stockholder shall Transfer any Shares or Note Shares to an entity that the Board determines in good faith to be a competitor of the Company without the prior written approval of a majority of the members of the Board. Any Transfer of Shares or Note Shares by any Stockholder not in accordance with this paragraph shall be void.

(b) Except for Transfers to a Permitted Transferee in accordance with the terms hereof, no Stockholder shall be permitted to Transfer any Equity Securities to any Person or participate in a merger or consolidation in connection with a Liquidation Event unless all of the holders of Series A Preferred Stock receive the amounts payable in accordance with the Certificate of Incorporation as amended to the date of, and in connection with, a Liquidation Event.

4.3	Right of First Refusal and Co-Sale Right – Key Management Stockholder Transfer.

(a) Subject to Section 4.3(i), before any Shares may be Transferred by any Key Management Stockholder or any of their respective Transferees (provided that in each case such Transferee shall have agreed in writing to be bound by and comply with the provisions of this Agreement affecting the Shares so transferred) (a “Selling Key Stockholder”), such Shares shall be first offered as set forth in this Section 4.3.

(b) The Selling Key Stockholder shall deliver a notice (the “Key Stockholder Notice”) to the Company stating (A) such Selling Key Stockholder’s bona fide intention to Transfer such Shares, (B) the number of such Shares to be Transferred, (C) the price for which such Selling Key Stockholder proposes to Transfer such Shares and (D) the name of the proposed Transferee.

(c) Within fifteen (15) days after receipt of the Key Stockholder Notice, the Company shall deliver to the Selling Key Stockholder and the Series A Investors a notice (the “Company Notice”), together with a copy of the Key Stockholder Notice, stating the number of Shares the Company elects to purchase, if any.

(d) If the Company has elected to purchase less than all of the Shares set forth in the Key Stockholder Notice, the Series A Investors shall have the right to purchase the remaining available Shares (the “Remaining Shares”) at the price and otherwise upon the terms set forth in the Key Stockholder Notice. Such right shall be exercisable by the Series A Investors on a pro rata basis, based on the amount of Series A Investor Shares held by such Series A Investor in relation to the amount of Series A Investor Shares held by all Series A Investors (excluding, if applicable, the Selling Key Stockholder). Such right shall be exercised by the Series A Investors by delivery of a written notice to the Company and the Selling Key Stockholder within fifteen (15) days following delivery of the Company Notice, stating the number of Shares such Series A Investor elects to purchase.

(e) In the event the Series A Investors do not exercise their purchase option within such fifteen (15)-day period with respect to all of the Remaining Shares, the Secretary of the Company shall, within two (2) business days following expiration of such period, give written notice of that fact to all the Series A Investors who or which exercised their purchase option within the fifteen (15)-day period specified in Section 4.3(d) (the “Second Key Stockholder Notice”). The Second Key Stockholder Notice shall specify the number of Remaining Shares not purchased by the Series A Investors (the “Final Remaining Shares”), and such Series A Investors who exercised their purchase option within the fifteen (15)-day period specified in Section 4.3(d) shall have an additional option, for a period of ten (10) days following receipt of the Second Key Stockholder Notice to purchase (on a pro rata basis) all or any part of the balance of the Final Remaining Shares on the terms and conditions set forth in the Key Stockholder Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company within such 5-day period.

(f) The closing of the purchase of Shares by the Company and/or the Series A Investors (as applicable) pursuant to this Section 4.3 shall be effected at the offices of the Company (or such other place as may be agreed upon in writing by the parties) (i) if the Company has elected to purchase all of the Shares proposed to be sold by the Selling Key Stockholder, on the fifth (5th) business day following delivery of the Company Notice and (ii) if the Company has elected to purchase less than all of the Shares proposed to be sold by the Selling Key Stockholder, on the fifth (5th) business day following expiration of the fifteen (15)-day period described in the preceding paragraph (d) or, if applicable, the ten (10)-day period described in the preceding paragraph (e). Delivery of certificates duly endorsed for Transfer or accompanied by a duly executed stock power shall be made against receipt of the purchase price therefor, as specified in the Key Stockholder Notice, payable by certified or cashier’s check or wire transfer to an account designated by the Selling Key Stockholder.

(g) If all of the Shares are not elected to be purchased by the Company and/or the Series A Investors, as provided in this Section 4.3, each Series A Investor shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Company within fifteen (15) business days after the expiration of latest time period set forth in Sections 4.3(a) through (f) above, to participate in such Selling Key Stockholder’s sale of Shares pursuant to the specified terms and conditions of such Key Stockholder Notice. To the extent a Series A Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Selling Key Stockholder may sell pursuant to such Key Stockholder Notice shall be correspondingly reduced. The Co-Sale Right of each Series A Investor shall be subject to the following terms and conditions:

(i) Each Series A Investor may sell all or any part of that number of shares of Common Stock of the Company issued or issuable upon conversion of its Series A Preferred Stock, or Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (the “Conversion Shares”) equal to the product obtained by multiplying (A) the aggregate number of Shares covered by the Key Stockholder Notice by (B) a fraction, the numerator of which is the number of Conversion Shares at the time owned by such Series A Investor and the denominator of which is the sum of (1) the total number of Conversion Shares at the time owned by all Series A Investors participating in such sale plus (2) the total number of Shares at the time owned by such Selling Key Stockholder.

(ii) Each Series A Investor may effect its participation in the sale by delivering to the Selling Key Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Conversion Shares which such Series A Investor elects to sell.

(h) If all of the Shares are not elected to be purchased by the Company and/or the Series A Investors, as provided in this Section 4.3, the Selling Key Stockholder may Transfer the balance of the Shares, subject to reduction for the exercise of any Co-Sale Right, to any person named in the Key Stockholder Notice at the price specified therein or at a higher price at any time within ninety (90) days of the date of the Company Notice; provided, however, that any such sale is in accordance with the terms and conditions hereof. Any Transfer after such ninety (90)-day period or on terms more favorable to the proposed Transferee than described in the Key Stockholder Notice shall be subject again to this Section 4.3.

(i) The Company shall not be required (i) to Transfer on its books any Shares which shall have been Transferred in violation of any of the provisions set forth in this Section 4.3 or (ii) to treat as owner of such Shares, or to accord the right to vote or receive dividends as such owner, any Transferee to whom such Shares shall have been so Transferred.

(j) Notwithstanding anything contained herein to the contrary, the provisions of this Section 4.3 shall not apply to a Transfer of any Shares by a Stockholder to any Permitted Transferee.

(k) The right of first refusal and Co-Sale Right set forth in Section 4.3 shall be binding upon any Transferee of Shares acquired in a transaction which complies with this Section 4.3, provided that, upon such Transfer, the Transferee is then deemed a Stockholder for purposes of this Agreement. Prior to consummation of such Transfer, each such Transferee or its legal representative shall execute and deliver documents in form and substance reasonably satisfactory to the Company assuming the rights and obligations of a Stockholder under this Agreement with respect to the Transferred Shares.

(l) The right of first refusal and Co-Sale Right set forth in this Section 4.3 may be waived by the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series A Investor Shares, voting together as one class on an as-if-converted basis.

4.4	Series A Investor Preemptive Rights.

(a) If the Company proposes to offer New Securities to any Person, the Company shall, before such offer, deliver to each Series A Investor an offer (the “Offer”) to purchase up to their Pro Rata Amount of 50% of such New Securities upon the terms set forth in this Section (such amount of New Securities being offered to the Series A Investors, the “Investor New Securities”). The Offer shall state that the Company proposes to issue New Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of fifteen (15) business days (the “Preemptive Period”) from the date of its delivery.

(b) A Series A Investor may accept the Offer by delivering to the Company a notice (the “Purchase Notice”) within the Preemptive Period. The Purchase Notice shall state the number of Investor New Securities such Series A Investor desires to purchase. In the event that the Series A Investors do not fully exercise their right to purchase their Pro Rata Amount of the Investor New Securities, the Secretary of the Company shall, within two (2) business days following expiration of the Preemptive Period, give written notice of that fact to all the Series A Investors who or which delivered a Purchase Notice within the Preemptive Period (the “Second Offer”). The Second Offer shall specify the number of remaining Investor New Securities not purchased by the Series A Investors (the “Remaining New Securities”), and such Series A Investors who delivered a Purchase Notice within the Preemptive Period (the “Participating Investors”) shall have an additional option, for a period of ten (10) days following receipt of the Second Offer (the

“Preemptive Period Extension”) to purchase all or any part of the Remaining New Securities on the terms and conditions set forth in the Offer and on a pro rata basis, based on the number of Series A Investor Shares held by each such Participating Investor in relation to the amount of Series A Investor Shares held by all Participating Investors, which option shall be exercised by the delivery of written notice to the Secretary of the Company within such Preemptive Period Extension.

(c) The issuance of Investor New Securities to the Participating Investors shall be made on a business day, as designated by the Company, not less than five (5) and not more than thirty (30) days after expiration of the Preemptive Period or Preemptive Period Extension, if applicable, on those terms and conditions of the Offer not inconsistent with this Section.

(d) If the number of Investor New Securities to be sold in connection with the Offer exceeds the number of Investor New Securities that the Participating Investors have agreed to purchase in accordance with this Section 4.4, the Company may issue such excess or any portion thereof on the terms and conditions of the Offer to any Person within ninety (90) days after expiration of the Preemptive Period or Preemptive Period Extension, if applicable. If such issuance is not made within such ninety (90) day period, the restrictions provided for in this Section shall again become effective.

(e) The preemptive rights set forth in this Section 4.4 may be waived by the written consent of the holders of a majority of the then outstanding Series A Investor Shares, voting together as one class on an as-if-converted basis.

4.5	Bridge Investor Preemptive Rights.

(a) If the Company proposes to offer New Securities to any Person, the Company shall, before such offer, deliver to each Bridge Investor an offer (the “Bridge Offer”) to purchase up to their Pro Rata Amount of 50% of such New Securities upon the terms set forth in this Section (such amount of New Securities being offered to the Bridge Investors, the “Bridge Investor New Securities”). The Bridge Offer shall state that the Company proposes to issue New Securities and specify their number and terms (including purchase price). The Bridge Offer shall remain open and irrevocable for a period of fifteen (15) business days (the “Bridge Preemptive Period”) from the date of its delivery.

(b) A Bridge Investor may accept the Bridge Offer by delivering to the Company a notice (the “Bridge Purchase Notice”) within the Bridge Preemptive Period. The Bridge Purchase Notice shall state the number of Bridge Investor New Securities such Bridge Investor desires to purchase. In the event that the Bridge Investors do not fully exercise their right to purchase their Pro Rata Amount of such Bridge Investor New Securities, the Secretary of the Company shall, within two (2) business days following expiration of the Bridge Preemptive Period, give written notice of that fact to all the Bridge Investors who or which delivered a Bridge Purchase Notice within the Bridge Preemptive Period (the “Second Bridge Offer”). The Second Bridge Offer shall specify the number of remaining Bridge Investor New Securities not purchased by the Bridge Investors (the “Remaining Bridge Investor New Securities”), and such Bridge Investors who delivered a Bridge Purchase Notice within the Bridge Preemptive Period (the “Participating Bridge Investors”) shall have an additional option, for a period of ten (10) days following receipt of the Second Bridge Offer (the “Bridge Preemptive Period Extension”) to purchase all or any part of the Remaining Bridge Investor New Securities on the terms and conditions set forth in the Bridge Offer and on a pro rata basis, based on the principal amount of Convertible Promissory Notes held by each such Participating Bridge Investor in relation to the aggregate principal amount of Convertible Promissory Notes held by all Participating Bridge Investors, which option shall be exercised by the delivery of written notice to the Secretary of the Company within such Bridge Preemptive Period Extension.

(c) The issuance of Bridge Investor New Securities to the Participating Bridge Investors shall be made on a business day, as designated by the Company, not less than five (5) and not more than thirty (30) days after expiration of the Bridge Preemptive Period or Bridge Preemptive Period Extension, if applicable, on those terms and conditions of the Bridge Offer not inconsistent with this Section.

(d) If the number of Bridge Investor New Securities to be sold in connection with the Bridge Offer exceeds the number of Bridge Investor New Securities that the Participating Bridge Investors have agreed to purchase in accordance with this Section 4.5, the Company may issue such excess or any portion thereof on the terms and conditions of the Bridge Offer to any Person within ninety (90) days after expiration of the Bridge Preemptive Period or Bridge Preemptive Period Extension, if applicable. If such issuance is not made within such ninety (90) day period, the restrictions provided for in this Section shall again become effective.

(e) The preemptive rights set forth in this Section 4.5 may be waived by the written consent of the Bridge Investors holding a majority of the then outstanding principal amount of Convertible Promissory Notes.

ARTICLE V

COVENANTS

The parties shall observe and perform the following covenants:

5.1 Access to Records. The Company shall afford to the Major Investors and their authorized employees, counsel, accountants and other representatives, upon reasonable notice and during ordinary business hours, (i) reasonable access at the Company’s offices to all of its books, records and properties, and (ii) the opportunity at the Company’s offices to interview any officer of the Company regarding its affairs.

5.2 Confidentiality. Each Company Investor agrees that such Company Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement or any other Transaction Document (as such term is defined in the Purchase Agreement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.2 by such Company Investor), (b) is or has been independently developed or conceived by the Company Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Company Investor by a Third Party without a breach of any obligation of confidentiality such Third Party may have to the Company; provided, however, that a Company

Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Shares or Note Shares from such Company Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 5.2, unless such prospective purchaser is a competitor of the Company; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Company Investor in the ordinary course of business, provided that such Company Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Company Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.3	Budget and Financial Reporting.

The Company shall deliver to each Major Investor:

(i) the Company’s annual budget and operating plan promptly after management presents such budget and plan to the Board;

(ii) the Company’s annual financial statements within 120 days of the end after each fiscal year, which may be audited as determined by the Board; and

(iii) the Company’s unaudited quarterly financial statements within 30 days after the end of each fiscal quarter.

5.4	D&O Insurance.

The Company will maintain directors’ and officers’ liability insurance with a carrier and in an amount satisfactory to the Lead Investor. In the event that the Company merges with or is acquired by another entity and is not the surviving company, or transfers substantially all of its assets, proper provisions shall be made so that the successors of the Company assume the obligations of this Section 5.4.

ARTICLE VI

OTHER AGREEMENTS OF THE PARTIES

6.1	Transfer Restrictions.

(a) The Shares and Note Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Shares or Note Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on its books and records any transfer of Shares or Note Shares by a Company Investor to an Affiliate of the Company Investor, or any transfers among any such Affiliates the transferee certifies to the

Company is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Any Affiliate transferee shall have the rights previously held by the transferor under this Agreement.

(b) In addition to such other restrictive legends as may be required by applicable law or under this Agreement, each Company Investor agrees to the imprinting, so long as is required by this Section 6.1(b), of the following legend on the Shares and Note Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AS AMENDED (THE “SECURITIES ACT”) OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

The Company agrees that it will provide each Company Investor, upon request, with a certificate or certificates representing the Shares and Note Shares free from such legend at such time as such legend is no longer required under applicable law. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 6.1.

6.2 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Convertible Promissory Notes substantially in the manner described in the Purchase Agreement. Pending application of the proceeds derived from the sale of the Convertible Promissory Notes, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

6.3 Certain Securities Laws Disclosures. In respect of the Convertible Promissory Notes issued pursuant to the Purchase Agreement, the Company shall timely file with the SEC a Form D as required under Regulation D promulgated under the Securities Act.

ARTICLE VII

MISCELLANEOUS

7.1	Termination of this Agreement.

This Agreement shall automatically terminate and be of no further force or effect as of the Termination Date; provided, however, that the Company’s obligations under Article III hereof shall survive the Termination Date and terminate in accordance with Section 3.13.

7.2	Legend on Stock Certificates.

(a) In addition to such other restrictive legends required by applicable law, each of the Shares and Note Shares shall bear a legend substantially in the following form:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG KITE PHARMA, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF KITE PHARMA, INC.”

7.3	Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.4	Governing Law; Jurisdiction.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

7.5	Assignments; Successors and Assigns.

Except in connection with any Transfer of Shares or Note Shares in accordance with this Agreement, the rights of each party under this Agreement may not be assigned, provided, however, that each Company Investor may assign any of his, her or its rights hereunder to any member of such Company Investor’s Group. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

7.6	Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor any provision be waived, except pursuant to a writing signed by (i) the Company, (ii) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series A Investor Shares, voting together as one class on an as-if-converted basis and (iii) the holders of at least a majority of the then outstanding Note Shares, voting together as one class on an as-if-converted basis; provided, however, that any modification, amendment or waiver that treats the Key Management Stockholders adversely and materially differently than the Stockholders generally must be approved by the Key Management Stockholders holding a majority of the Shares held by all Key Management Stockholders then-providing services to the Company as an employee or consultant; provided further, however, that if such amendment or waiver adversely affects the separate rights of the Lead Investor, then such amendment or waiver shall also require the prior written consent of the Lead Investor.

7.7	Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile telephone number or electronic email address specified in this Section prior to 5:30 p.m. Eastern Time on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile telephone number or electronic mail address specified herein later than 5:30 p.m. Eastern Time on any date and earlier than 11:59 p.m. Eastern Time on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, (iv) five (5) business days after mailing if sent by certified or registered mail, or (v) actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

(i) if to the Company, to:	Kite Pharma, Inc.
10924 Le Conte Avenue
Los Angeles, CA 90024
Telephone: (310) 824-9999
Facsimile: (310) 824-9994
Email: abelldegrun@kitepharma.com
Attn.: Chief Executive Officer

With a copy (which shall not constitute notice) to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Telephone: (858) 550-6000
Facsimile: (858) 550-6420
Email: cbair@cooley.com
Attn.: Charles Bair, Esq.

(ii) if to the Stockholders, to their respective addresses set forth on Schedule A, Schedule B or Schedule C hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.8	Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

7.9	Nouns and Pronouns.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

7.10	Entire Agreement.

This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

7.11	Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

7.12	Specific Enforcement.

The parties hereto acknowledge and agree that the parties hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties hereto in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the parties hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

7.13	Aggregation.

Equity Securities owned by partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors Affiliated with one another may be aggregated for the purposes of calculating the aggregate percentage of Equity Securities owned by any Stockholder and any Permitted Transferee hereunder.

7.14	Prior Agreement.

The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Investor Shares, voting together as one class on an as-if-converted basis. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors’ Rights Agreement on the date first written above.

KITE PHARMA, INC.

By:	/s/ Cynthia Butitta
Cynthia Butitta
Chief Financial Officer and Chief Operating Officer

[Additional Signature Pages Follow]

STOCKHOLDER/BRIDGE INVESTOR:

ALTA PARTNERS VIII, L.P.

By:	Alta Partners Management VIII, LLC
Its:	General Partner

By:	/s/ Larry Randall
Name:	Larry Randall
Title:	CFO

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	2,158,545

Principal Amount of Convertible Promissory Notes Held:
$11,500,000.00

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STOCKHOLDERS:

BONDERMAN FAMILY LIMITED PARTNERSHIP

By:	/s/ David Bonderman
Name:	David Bonderman
Title:	President

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	2,349,004

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STOCKHOLDERS:

STUART ROSS

By:	Stuart Ross
Name:	Stuart Ross
Title:

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	39,837

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STOCKHOLDERS:

COMMERCIAL STREET CAPITAL

By:	/s/ Steven Ruchefsky
Name:	Steven Ruchefsky
Title:	President

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	1,885,551

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STOCKHOLDERS:

BELLDEGRUN FAMILY TRUST DATED FEBRUARY 18, 1994

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun
Title:	Trustee

By:	/s/ Rebecka Belldegrun
Name:	Rebecka Belldegrun
Title:	Trustee

Shares of Common Stock Held:	1,233,750

Shares of Series A Preferred Stock Held:	539,636

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STOCKHOLDERS:

BIOEAST, LLC

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun
Title:	President

Shares of Common Stock Held:	1,240,000

Shares of Series A Preferred Stock Held:	396,791

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STOCKHOLDERS:

BCP INVESTMENT, LP

By:	/s/ James Murray
Name:	James Murray
Title:	CFO

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	1,245,607

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STOCKHOLDERS:
PONTIFAX (ISRAEL) II – INDIVIDUAL INVESTORS, L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	CEO

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	313,531

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STOCKHOLDERS:

PONTIFAX (ISRAEL) II L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	CEO

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	807,681

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STOCKHOLDERS:

PONTIFAX (CAYMAN) II L.P.

By:	/s/ Tomer Kariv
Name:	Tomer Kariv
Title:	CEO

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	1,072,245

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STOCKHOLDERS:

THE JAMIE D. MCCOURT REVOCABLE TRUST DATED 12/27/01, AS AMENDED

By:	/s/ Jamie D. McCourt, Trustee
Name:	Jamie D. McCourt
Title:	Trustee

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	724,858

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STOCKHOLDERS:

B.A. QUINTET, LLC

By:	/s/ Russell Goldsmith
Name:	Russell Goldsmith
Title:	President

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	705,971

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STOCKHOLDERS:

THE TAMPERE TRUST

By:	Leumi Overseas Trust Corporation Limited
Its:	Trustees

By:	/s/ J Le M Germain
Name:	J Le M Germain
Title:	Director

By:	/s/ Andy Harris
Name:	A.S. Harris
Title:	Authorized Signatory

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	603,122

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STOCKHOLDERS:

ROSCOMARE, LTD.

By:	/s/ Harry E. Sloan
Name:	Harry E. Sloan
Title:	General Partner

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	596,774

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STOCKHOLDERS:

MDRB PARTNERSHIP, LP

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun
Title:	Managing Partner

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	428,534

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STOCKHOLDERS:

ARIE BELLDEGRUN M.D., INC. PROFIT SHARING PLAN

By:	/s/ Arie Belldegrun
Name:	Arie Belldegrun
Title:	Plan Administrator

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	158,716

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STOCKHOLDERS:

BELLDEGRUN DESCENDENTS IRREVOCABLE TRUST, DISTRICT OF COLUMBIA, DATED JUNE 11, 1996

By:	/s/ Stuart Philip Ross, Trustee
Name:	Stuart Philip Ross
Title:	Trustee

Shares of Common Stock Held:	0

Shares of Series A Preferred Stock Held:	126,973

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KEY MANAGEMENT STOCKHOLDER:

ARIE BELLDEGRUN, M.D.

By:	/s/ Arie Belldegrun, M.D.
Name:	Arie Belldegrun, M.D.
Title:

Shares of Common Stock Held:	2,380,129

Shares of Series A Preferred Stock Held:	0

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BRIDGE INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P.
Its:	General Partner

By:	J.E. Flynn Capital, LLC
Its:	General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Principal Amount of Convertible Promissory Notes Held: $2,780,000.00

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BRIDGE INVESTORS:

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By:	Deerfield Mgmt, L.P.
Its:	General Partner

By:	J.E. Flynn Capital, LLC
Its:	General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Principal Amount of Convertible Promissory Notes Held: $2,220,000.00

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BRIDGE INVESTORS:

JONATHAN PEACOCK

By:	/s/ Jonathan Peacock
Name:	Jonathan Peacock

Principal Amount of Convertible Promissory Notes Held: $1,000,000.00

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BRIDGE INVESTORS:

SMALLCAP WORLD FUND, INC.

By:	Capital Research and Management Company
Its:	Investment Advisor

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Senior Vice President

Principal Amount of Convertible Promissory Notes Held: $7,293,000.00

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BRIDGE INVESTORS:

AMERICAN FUNDS INSURANCE SERIES – GLOBAL SMALL CAPITALIZATION FUND

By:	Capital Research and Management Company
Its:	Investment Advisor

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Senior Vice President

Principal Amount of Convertible Promissory Notes Held: $5,207,000.00

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BRIDGE INVESTORS:

QUANTUM PARTNERS LP

By:	QP GP LLC
Its:	General Partner

By:	/s/ Jay A. Schoenfarber
Name:	Jay A. Schoenfarber
Title:	Attorney-in-Fact

Principal Amount of Convertible Promissory Notes Held: $10,000,000.00

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BRIDGE INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Principal Amount of Convertible Promissory Notes Held: $222,000.00

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BRIDGE INVESTORS:

BLACKROCK HEALTH SCIENCES OPPORTUNITIES PORTFOLIO, a series of BlackRock Funds

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Principal Amount of Convertible Promissory Notes Held: $2,912,000.00

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BRIDGE INVESTORS:

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By:	BlackRock Capital Management, Inc.
Its:	Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Principal Amount of Convertible Promissory Notes Held: $82,000.00

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BRIDGE INVESTORS:

BLACKROCK GLOBAL FUNDS – WORLD HEALTHSCIENCE FUND

By:	BlackRock Investment Management, LLC
Its:	Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

Principal Amount of Convertible Promissory Notes Held: $1,784,000.00

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BRIDGE INVESTORS:

JEFFREY AND FRANCINE ROWBOTTOM, Joint Tenants in Common

By:	/s/ Jeffrey Rowbottom
Name:	Jeffrey Rowbottom

By:	/s/ Francine Rowbottom
Name:	Francine Rowbottom

Principal Amount of Convertible Promissory Notes Held: $250,000.00

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BRIDGE INVESTORS:

DSAM LONG / SHORT EQUITY FUND

By:	/s/ Steve Chapman
Name:	Steve Chapman
Title:	Chief Operating Officer

Principal Amount of Convertible Promissory Notes Held: $2,000,000.00

DSAM+

By:	/s/ Steve Chapman
Name:	Steve Chapman
Title:	Chief Operating Officer

Principal Amount of Convertible Promissory Notes Held: $1,000,000.00

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BRIDGE INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	/s/ Jeffrey A. Annecchino
Name:	Jeffrey A. Annecchino
Title:	Chief Operating Officer

Principal Amount of Convertible Promissory Notes Held: $1,750,000.00

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Schedule A

Name and Address of Series A Investors

Name	Address
Alta Partners VIII, LP

One Embarcadero, Suite 3700

San Francisco, CA 94111

Attn: Finance

Telecopy No.: (415) 362-6178

With a copy to (which copy shall not constitute notice)

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Danielle Naftulin

The Stewart and Lynda Resnick Revocable Trust, dated December 27, 1988, as amended	11444 W. Olympic Blvd., 10th Floor Los Angeles, CA 90064 Attn: Douglas Sugimoto
Roscomare, Ltd.	c/o Meloni Hribal Tratner LLP 21255 Burbank Blvd., Suite 250 Woodland Hills, CA 91367 Attn: Gerry Hribal
B.A. Quintet LLC (f/k/a California Quintet LLC)	400 North Roxbury Drive Beverly Hills, CA 90210
Jamie D. McCourt as Trustee of The Jamie D. McCourt Revocable Trust, dated December 27, 2001, as amended	301 N. Canon Drive, #302 Beverly Hills, CA 90210
Lear Trust	c/o Julie Dyer Act III 100 N. Crescent Drive, Suite 250 Beverly Hills, CA 90210
Lear Family Foundation	c/o Julie Dyer Act III 100 N. Crescent Drive, Suite 250 Beverly Hills, CA 90210
Wellwater LLC	1250 Fourth Street Santa Monica, CA 90401 Attn: Ralph Finerman
AAR Associates, L.P.	1250 Fourth Street Santa Monica, CA 90401 Attn: Ralph Finerman
Dartley Grandchildren LLC	c/o Pequot Capital 187 Danbury Road Wilton, CT 06897 Attn: Peter Dartley
ERGD Trust	2934 1⁄2 North Beverly Glen Circle, #373 Los Angeles, CA 90077

Name	Address
Abale Investment SA	Abale c/o Dr. iur. Carlo Bertossa Advokat Stadthausgasse 10 / Postfach 1228 CH-4001 Basel, Switzerland
SC Strategies, LLC	10100 Santa Monica Blvd., #2600 Los Angeles, CA 90067
Ronald I. Dozoretz, M.D.	240 Corporate Blvd., Suite 400 Norfolk, VA 23502
Beth E. Dozoretz	240 Corporate Blvd., Suite 400 Norfolk, VA 23502
The Ronald I. Dozoretz 1984 Insurance Trust	240 Corporate Blvd., Suite 400 Norfolk, VA 23502
Bonderman Family Limited Partnership	301 Commerce Street, Suite 3300 Fort Worth, TX 76102
KT4 Partners, LLC	P.O. Box 1447 Ross, CA 94957
Carol Doumani	4 Yawl Street Venice, CA 90292
Owen N. Witte	14727 Sutton St. Sherman Oaks, CA 91403
Glenn and Linda Witte	27 South Shore Drive Hilton Head, SC 29928
Ogier Employee Benefit Trust Limited as Trustee of the MBES Employee Benefit Trust – JD Sub Trust	Ogier Employee Benefit Trustee Limited Ogier House The Esplanade St. Helier Jersey JE4 9WG Channel Islands Attention: Julie Long
Robert S. Mann and Mindy R. Mann (JTWROS)	9775 Oak Pass Road Beverly Hills, CA 90210
The Mann Law Firm Retirement Trust	2029 Century Park East, 19th Floor Los Angeles, CA 90067 Attn: Robert Mann
Joan L. Lesser as Trustee of the Lesser-Johnston Revocable Trust	2121 Mandeville Canyon Road Los Angeles, CA 90049 Attn: Joan Lesser
BCP Investment, LP	909 Montgomery St., #400 San Francisco, CA 94133
Commercial Street Capital, LLC	c/o Hewlett Bay Associates LLC 800 Westchester Ave Rye Brook, NY 10573 Attention: Steven Ruchefsky
Aya Jakobovits as Trustee of The Jakobovits Revocable Trust, dated October 11, 1993	3135 Hutton Drive Beverly Hills, CA 90210

Name	Address
Leumi Overseas Trust Corporation Limited as Trustees of the Tampere Trust	Leumi Overseas Trust Corporation Limited PO Box 510 2 Hill Street, Ground Floor St Helier Jersey Channel Islands JE4 5TR Attn: John Germain
Raine Silverstein and Renee Dabah as co-trustees of the Joia Dabah Trust u/a/d February 2, 1997	35 Pheasant Run Great Neck, NY 11024
Anthony G. Polak	8 Elskip Lane Greenwich, CT 06831
Anthony G. Polak “S”	8 Elskip Lane Greenwich, CT 06831
Jamie Polak	220 Riverside Blvd., Apt. 7-T New York, NY 10069
Domaco Venture Capital Fund	195 Beech St. Eastchester, NY 10709
Wolcot Capital, Inc.	7 Warrenton Lane Colts Neck, NJ 07722
RBC Custodian FBO Trevor Colby Roth IRA	641 East Lake Street #320 Wayzata, MN 55391
Kardan Israel Ltd.	154 Menachem Begin Road Tel Aviv 64921, Israel Attn: Ohad Lev
Pontifax (Cayman) II L.P.	Horn & Co., Law Offices 5 Azrieli Center, Square Tower, 40th floor Tel Aviv 67021, Israel Attention: Keren Kanir
Pontifax (Israel) II L.P.	Horn & Co., Law Offices 5 Azrieli Center, Square Tower, 40th floor Tel Aviv 67021, Israel Attention: Keren Kanir
Pontifax (Israel) II - Individual Investors L.P.	Horn & Co., Law Offices 5 Azrieli Center, Square Tower, 40th floor Tel Aviv 67021, Israel Attention: Keren Kanir
IRA FBO Ronald Lazar, Pershing LLC as Custodian	200 Winston Drive Cliffside Park, NJ 07010
RL Capital Partners	RL Capital Partners C/O Aegis Capital Corp. 810 7th Avenue, 18th Floor New York, NY 10019
Roy Doumani	4 Yawl Street Venice, CA 90292
Bioeast, LLC	811 Strada Vecchia Rd. Los Angeles, CA 90077 Attention: Esther Wynter

Name	Address
The Arie Belldegrun MD Inc. Profit Sharing Plan	811 Strada Vecchia Rd. Los Angeles, CA 90077 Attention: Esther Wynter
MDRB Partnership, LP	811 Strada Vecchia Rd. Los Angeles, CA 90077 Attention: Esther Wynter
Stuart Ross as Trustee of the Belldegrun Descendants Irrevocable Trust, District of Columbia, dated June 11, 1996	811 Strada Vecchia Rd. Los Angeles, CA 90077 Attention: Esther Wynter
Stuart Ross	5445 Potomac Avenue NW Washington, DC 20016
Zoomba Inc. Pension Plan and Trust	9109 Hazen Drive Beverly Hills, CA 90210 Attn: Joel Cohen
Arie and Rebecka Belldegrun as TTEES of the Belldegrun Family Trust Dated February 18, 1994	811 Strada Vecchia Rd. Los Angeles, CA 90077 Attention: Esther Wynter
RBC Custodian FBO Trevor Colby IRA	641 East Lake Street #320 Wayzata, MN 55391
Glenn Mattes	4524 Everview Dr. Doylestown, PA 18902
Joshua Donfeld	31655 Sea Level Drive Malibu, CA 90265
Meloni Hribal Tratner LLP 401(k) Profit Sharing Plan	Meloni Hribal Tratner LLP 21255 Burbank Blvd., Suite 250 Woodland Hills, CA 91367 Attn: Gerry Hribal

Schedule B

Name and Address of Key Management Stockholders

Name	Address
Aya Jakobovits as TTEE of The Jakobovits Revocable Trust, Dated October 11, 1992	3135 Hutton Drive Beverly Hills, CA 90210
Arie S. Belldegrun, M.D.	10924 Le Conte Avenue Los Angeles, CA 90024

Schedule C

Name and Address of Bridge Investors

Name	Address
Deerfield Special Situations Fund, L.P.	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017
Deerfield Special Situations International Master Fund, L.P.	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017
Alta Partners VIII, L.P.

One Embarcadero, Suite 3700

San Francisco, CA 94111

Attn: Finance

Telecopy No.: (415) 362-6178

With a copy to (which copy shall not constitute notice)

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Danielle Naftulin

Jonathan Peacock	976 W. Stafford Road Thousand Oaks, CA 91361
SMALLCAP World Fund, Inc.	c/o Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, CA 90071 Attn: Michael Triessl and Don Rolfe
American Funds Insurance Series – Global Small Capitalization Fund	c/o Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, CA 90071 Attn: Michael Triessl and Don Rolfe
Quantum Partners LP	QP GP LLC c/o Soros Fund Management LLC 888 Seventh Avenue New York, NY 10106

Name	Address
BlackRock Health Sciences Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

With a copy to (which shall not constitute notice)

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

With a copy to (which shall not constitute notice)

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

With a copy to (which shall not constitute notice)

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY10022

Attn: David Maryles and Vincent Taurassi

Name	Address
BlackRock Global Funds – World Healthscience Fund

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie

With a copy to (which shall not constitute notice)

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Jeffrey and Francine Rowbottom, Joint Tenants in Common	9 Meadow Lane Woodcliff Lake, NJ 07677
DSAM Long / Short Equity Fund	14-15 Conduit Street London W1S 2XJ
DSAM+	14-15 Conduit Street London W1S 2XJ
Rock Springs Capital Master Fund LP	650 S. Exeter Street Baltimore, MD 21202 (Suite 1070)